UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2015

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30402	91-1949078
(Commission File Number)	(IRS Employer Identification No.)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(Address of principal executive offices and Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 17, 2015, VolitionRx Limited (the “Company”) appointed David M. Kratochvil as its Chief Financial Officer and Treasurer.  Concurrently with Mr. Kratochvil’s appointment, Mike O’Connell resigned from his positions as Chief Financial Officer and Treasurer of the Company, which positions he had held on a consulting basis since July 1, 2014.  Mr. O’Connell’s resignation was not due to any disagreement with the Company regarding its operations, financial reporting, policies or procedures.  Mr. O’Connell’s consultancy firm, Isosceles Finance Limited, will continue to provide accountancy and financial control services to the Company.

Mr. Kratochvil, age 49, has over twenty years of successful investment experience ranging from developed and emerging market equity, fixed income, and currency investing to commodity and private equity investing.  At Euro Pacific Capital, Mr. Kratochvil was Managing Director in the Corporate Finance department overseeing the firm’s investment banking efforts across a variety of sectors.  Additionally, he was an international portfolio manager at the multi-billion-dollar hedge fund Omega Advisors where he invested in international equities, emerging market debt, currencies, and commodities.  Prior to joining Omega, he was a Director at Merrill Lynch Asset Management in London where he was responsible for emerging market investing.  Mr. Kratochvil also ran his own advisory firm, Vista Capital Advisors, and worked as an equity analyst in New York, as a private equity investor in Prague, and as a business tax consultant in New York.  Mr. Kratochvil holds an MBA in finance and international business from the University of Chicago’s Booth School of Business and a B.S. in Economics with a double concentration in finance and accounting from The Wharton School at the University of Pennsylvania.  He holds FINRA 7, 24, 63, 79, 86 and 87 registrations.

Mr. Kratochvil’s employment agreement, entered into on August 11, 2015, provides for a one year term through August 17, 2016, which term shall be automatically renewed for one year, subject in each case to prior termination.  Mr. Kratochvil’s employment agreement also provides for, among other things, (i) an annual base salary at the rate of $220,000 per year during the initial term, (ii) a grant of a five-year fully-vested stock option to purchase up to 75,000 shares of the Company’s common stock with an exercise price equal to the greater of (A) $3.75 per share or (B) the Company’s closing sales price on the date of grant, (iii) reimbursement of certain health and medical insurance premiums, and (iv) a lump sum severance payment if terminated by the Company without cause (as defined in the agreement) equal to the salary that he would have received between the date of termination and the completion of a six (6) month notice period.

The foregoing description of the material terms of Mr. Kratochvil’s employment agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2015.

A copy of the press release announcing the Company’s appointment of Mr. Kratochvil as its Chief Financial Officer and Treasurer is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description

99.1	Press release of VolitionRx Limited dated August 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 17, 2015

VolitionRx Limited

By:  /s/ Cameron Reynolds

Cameron Reynolds

Chief Executive Officer